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                                                                    EXHIBIT 21.1

                     List of Subsidiaries of the Registrant

    GaSonics World Trade, Inc.

    GaSonics International Europe Limited

    GaSonics International Japan, Kabushiki Kaisha

    GaSonics International Korea Corporation

    GaSonics International France Societe a Responsabilite Limitee

    GaSonics International Israel Limited

    GaSonics International Ireland Limited

    GaSonics International Germany GmbH

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